UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                December 11, 2002
                                (Date of Report)


                                  ULTRAK, INC.
             (Exact name of Registrant as specified in its charter)


          Delaware                         0-9463               75-2626358
(State or other jurisdiction of          (Commission           (IRS Employer
incorporation or organization)           file Number)        Identification No.)


                             1301 Waters Ridge Drive
                             Lewisville, Texas 75057
                    (Address of principal executive offices)



                                 (972) 353-6500
              (Registrant's telephone number, including area code)

            Ultrak Announces Filing of Supplement to Proxy Statement

Lewisville, Texas - December 11, 2002 - Ultrak, Inc. (NASDAQ: ULTK) announced today that it filed a Supplement, dated December 6, 2002, to its Proxy Statement for the December 20, 2002 special meeting of stockholders at which, among other things, the sale of certain assets by Ultrak to Honeywell will be submitted for stockholder approval. The Supplement discloses that Ultrak has entered into a license agreement with Lectrolarm Custom Systems, Inc. in order to satisfy a closing condition of the proposed sale of Ultrak's CCTV business to Honeywell. The license with Lectrolarm requires periodic royalty payments, and, in order to cover a portion of those amounts, Ultrak has agreed to increase the portion of the purchase price that will be retained by Honeywell by $2,215,000 to $7,615,000. Honeywell and Ultrak have amended the Asset Purchase Agreement to reflect, among other things, the increased holdback in respect of the Lectrolarm license.

The original Asset Purchase Agreement between Honeywell and Ultrak required Ultrak to deliver to Honeywell a legal non-infringement opinion satisfactory to Honeywell with respect to a patent held by Lectrolarm. Honeywell deemed Ultrak's non-infringement opinion unsatisfactory due to an ongoing patent infringement suit brought by Lectrolarm that raises issues as to Ultrak's use of the patent that is covered by the non-infringement opinion. In order to satisfy this closing condition, Ultrak entered into a license agreement with Lectrolarm that grants to Ultrak a license from Lectrolarm to manufacture and sell Ultrak's products that fall within one or more claims of the patent. This license will be assigned to Honeywell upon the consummation of the CCTV business acquisition.

The license with Lectrolarm requires the payment of periodic royalty payments, and Honeywell and Ultrak have agreed that Ultrak will be responsible for $2,215,000 of the initial royalty payments. In order to cover this amount, Ultrak has agreed to increase the portion of the purchase price to be retained by Honeywell, and Honeywell has agreed to make periodic royalty payments to Lectrolarm from the retained amount. Any portion of the retained amount not disbursed by Honeywell, plus accrued interest, will be paid by Honeywell to Ultrak following the expiration or termination of the Lectrolarm license. An amendment to the Asset Purchase Agreement entered into by Ultrak and Honeywell documents the increase in the holdback as well as the waiver or amendment by Honeywell of certain other conditions to closing.

Ultrak's Board of Directors has carefully reviewed and considered the terms of the Lectrolarm license agreement and the amendment to the Asset Purchase Agreement as well as the proposed asset sale to Honeywell. Based on its review, the Board has unanimously determined that the Lectrolarm license agreement, the amendment and the asset sale to Honeywell are fair to, and in the best interests of, Ultrak and its stockholders and continues to unanimously recommend that stockholders vote for the proposed transaction with Honeywell and the name change.

All stockholders voting in connection with the special meeting should note that any votes previously cast in favor of the matters to be voted upon at the special meeting will not be counted. In order to vote in favor of such matters, the Revised Proxy Card sent with the Supplement must be completed, signed, dated and returned to Ultrak in the matter permitted by the Proxy Statement or a telephone vote needs to be submitted in accordance with the Proxy Statement. If a stockholder has already voted against the matters to be voted on at the special meeting and does not wish to change his or her vote, such stockholder does not have to return the Revised Proxy Card or vote by telephone. If a stockholder has not already done so and wishes to vote against such matters, the Revised Proxy Card must be completed, signed, dated and returned to Ultrak in the matter permitted by the Proxy Statement or a telephone vote needs to be submitted in accordance with the Proxy Statement.

For the past 15 years, Ultrak has established a position as a leading supplier of integrated security and surveillance and audio systems globally. Ultrak continues to provide comprehensive, end-to-end solutions to meet and exceed the needs of a number of government, transportation, gaming, financial, correctional, educational, retail, manufacturing, medical and corporate enterprises. With headquarters located in Lewisville, Texas, Ultrak provides access control, digital video, CCTV, intercom and central station monitoring solutions through a global network of dealers and distributors servicing North and South America, Europe, Africa, Asia and Australia. Visit www.ultrak.com or call (800) 796-2288 for further details on Ultrak's complete line of integrated security solutions and products, and to locate a dealer/distributor near you.

This release contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, including statements about future business operations, financial performance and market conditions. Such forward-looking statements involve risks and uncertainties inherent in business forecasts as further described in our filings under the Securities Exchange Act.

        Contact:
                 Ultrak, Inc., Lewisville
                 David Hugh Paul, 972/353-6642
                 david.paul@ultrak.com

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ULTRAK, INC.
                                        (Registrant)


Date: December 11, 2002        By:      /s/ Chris Sharng__________________
                                        Chris Sharng, Senior Vice President and
                                        Chief Financial Officer